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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Sonesta International Hotels Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

April 12, 2004

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 10, 2004, at 9:00 a.m., notice of which is enclosed. The Meeting will be held at the Company's Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts. I hope that as many stockholders as possible will attend.

        Please date and sign the enclosed Proxy and return it in the accompanying envelope. This will not prevent you from voting in person at the Meeting if you so desire, in which case you may revoke your Proxy at that time. By returning your signed Proxy now, you can be sure that your vote will be counted even if you are not able to attend the Meeting.

        The Annual Report of the Company for 2003 is being forwarded to stockholders together with this Notice and Proxy Statement; however, any stockholder who wishes to receive another copy of the Annual Report or the Company's Form 10-K may obtain one, without charge, by writing to the Secretary of the Company at the above address.

                      Roger P. Sonnabend
                      Executive Chairman of the Board

116 HUNTINGTON AVENUE, FLOOR 9

BOSTON, MASSACHUSETTS 02116

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of
    Sonesta International Hotels Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sonesta International Hotels Corporation (the "Company"), will be held at the Company's Corporate Offices, at 116 Huntington Avenue, Floor 9, Boston, Massachusetts, on May 10, 2004, at 9:00 a.m., for the following purposes.

  1.
  To elect a Board of Directors.

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors for the year 2004.

  3.
  To consider and transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on April 9, 2004 are entitled to notice of and to vote at the Meeting.

                      By Order of the Board of Directors,

                                                   Karen K. Pettiford
                                                                              Secretary

Dated: April 12, 2004

PROXY STATEMENT

Solicitation of Proxies

        The accompanying Proxy is solicited by the Board of Directors of the Company. All shares represented by the accompanying Proxy will be voted in accordance with the specified choice of the stockholders. In the absence of directions, the Proxy will be voted for the election of the nominees for Directors named in this Proxy Statement, and for the ratification of the appointment of Ernst & Young LLP as independent auditors for the year 2004. The Proxy may be revoked at any time before it is exercised by notifying the Company in writing at the address listed on the Notice of Annual Meeting of Stockholders, Attention—Office of the Secretary; or by voting in person at the Meeting.

        All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward Proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket and clerical disbursements in connection therewith. This Proxy Statement and accompanying Proxy are first being mailed to stockholders on or about April 12, 2004.

Outstanding Voting Securities and Voting Rights

        The outstanding voting securities of the Company as of April 9, 2004 consisted of 3,698,230 shares of Common Stock. Only stockholders of record at the close of business on April 9, 2004 will be entitled to vote at the Meeting. Stockholders are entitled to one vote per share. All stockholders have cumulative voting rights with respect to the election of Directors, which means that a stockholder's total vote (number of shares held multiplied by the number of Directors to be elected) may be cast entirely for one nominee or distributed among two or more nominees. The Board of Directors is soliciting discretionary authority to cumulate votes. The vote of the holders of a majority of the Common Stock voting at the Meeting will be sufficient to take action on all matters.

        For purposes of determining the number of votes cast, only those cast "For" or "Against" are included. Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for Director. In accordance with New York State law, such abstentions are not counted in determining the votes cast in connection with the selection of auditors or the election of one or more of the nominees for Director.

ELECTION OF DIRECTORS

        The persons named in the accompanying Proxy, unless otherwise instructed, intend to vote shares in favor of the election as Directors for the ensuing year of the Nominees named below, and will be entitled to vote cumulatively in respect of any such nominees. In case any of those named should become unavailable to serve, it is intended that votes may be cast for a substitute. Stephen Sonnabend, who has served as a Director of the Company since 1964, is not standing in for re-election, and the Board of Directors has determined to reduce the size of the Board of Directors, rather than fill the vacancy created. The Board of Directors of the Company has no reason to believe the persons named will be unable or decline to serve if elected.

Nominees		Owned Beneficially as of April 1, 2004(1)
Name, Age and Principal Occupation		Shares and Percent of Common Stock(2)
George S. Abrams	Age: 71; Director since May, 1995;
Attorney and Director and Trustee of several organizations		2,750 (Less than .1%)

Mr. Abrams has been an attorney with the law firm Winer and Abrams, Boston, Massachusetts for more than 20 years. He formerly served as General Counsel and Staff Director of the United States Senate Judiciary Subcommittee on Refugees. Mr. Abrams is a Director of Viacom, Inc. and of National Amusements, Inc. Mr. Abrams also serves as a trustee and on the Visiting Committees of a number of cultural, arts-related and educational institutions, including the Museum of Fine Arts, in Boston, and Harvard University.
Vernon R. Alden	Age: 80; Director since May, 1978;
Director and Trustee of several organizations		5,638 (.15%)

Mr. Alden was Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, from 1969 to 1978. He was President of Ohio University from 1961 to 1969. Mr. Alden is a former Director of Digital Equipment Corporation, Colgate-Palmolive Company, McGraw-Hill, The Mead Corporation and Intermet Corporation. He is an Independent General Partner of three ML-Lee Acquisition Funds and trustee of several cultural and educational organizations. Mr. Alden is Chairman of the Japan Society of Boston.

Joseph L. Bower	Age: 65; Director since May, 1984;
Donald Kirk David Professor of Business Administration, Harvard Business School		400 (Less than .1%)

Mr. Bower has been a member of the faculty of the Harvard Business School since 1963 and has served as Senior Associate Dean for External Relations, Chair of the Doctoral Programs, Director of Research, and currently chairs The General Manager Program. Mr. Bower is a Director of ANIKA Therapeutics, Inc., Brown Shoe Co., Inc., The ML-Lee Acquisition Funds, New America High Income Fund, Loews Corporation; and trustee of the TH-Lee Putnam Emerging Opportunities Portfolio, and is Vice Chair of the New England Conservatory of Music and a trustee of the DeCordova and Dana Museum and Sculpture Park. He has published extensively on strategy, organization, and the relation of business and government.
Charles J. Clark	Age: 55; Director since May, 2003;
Director of Corporate Relations, YouthBuild USA		504 (Less than .1%)

Mr. Clark is Director of Corporate Relations at YouthBuild USA, a non-profit organization that assists out of work and out of school young adults. Prior to joining YouthBuild, Mr. Clark was a Senior Vice President, Commercial Banking, with USTrust and Citizens Bank of Massachusetts from 1986 to January 2003, and has more than 30 years of experience in banking. Mr. Clark serves on several non-profit boards and committees. He is the Chair of the Board of Boston Community Capital, and a member of the Executive Committee of Junior Achievement Northern New England. Mr. Clark is a member of the Finance and Administration Committee of the United Way of Massachusetts Bay and a member of the Finance Committee of Federated Dorchester Neighbor Houses. He is a former Trustee of the New England College of Finance; a former Board Member of Jobs For Youth; a former Board Member of the Massachusetts Alliance for Small Contractors; a former member of the Investment Committee of the Property and Casualty Initiative; a former Board Member of Massachusetts Certified Development Corporation; and a former Board Member of YouthBuild USA.

Paul Sonnabend(3)	Age: 76; Director since June, 1961;
Chairman of the Executive Committee and Executive Vice President, Sonesta International Hotels Corporation		338,584(4) (9.2%)

Mr. Sonnabend graduated in 1950 from Cornell University School of Hotel Administration after serving in the U.S. Naval Reserve. He was President of the Company from 1970 to 1977. In May 1980, Mr. Sonnabend became Vice Chairman of the Board, a position he held until November, 1983 when he reassumed the Presidency of the Company. In January 1996, in connection with Stephanie Sonnabend's being named President, Mr. Sonnabend was named Chairman of the Executive Committee and Chief Financial Officer of the Company. In December 2003, Mr. Sonnabend was named Chairman of the Executive Committee and Executive Vice President. Mr. Sonnabend has been active in many community projects.
Peter J. Sonnabend	Age: 50; Director since May, 1995;
Chief Executive Officer and Vice Chairman, Sonesta International Hotels Corporation		220,224(4)(5) (5.9%)

After graduating from Wesleyan University and Boston University School of Law, Mr. Sonnabend practiced law with the Boston law firm of Winer and Abrams from 1980 to 1987. In March 1987, he joined the Company as Vice President and Assistant Secretary, in May 1987 he became Vice President and Secretary, and in May 1995 was named Vice Chairman. He also represented the Company as General Counsel. In December 2003, Mr. Sonnabend was named Chief Executive Officer and Vice Chairman. Mr. Sonnabend is a trustee of The Institute of Contemporary Art, in Boston.
Roger P. Sonnabend(3)	Age: 78; Director since May, 1959;
Executive Chairman of the Board, Sonesta International Hotels Corporation		268,370(4) (7.3%)

Mr. Sonnabend, a graduate of the Massachusetts Institute of Technology and Harvard Business School, became a Vice President of the Company in 1956 after ten years of hotel managerial experience. Subsequently, he was Executive Vice President and from 1963 to 1970 was President of the Company. Since June 1970, Mr. Sonnabend has been Chairman of the Board and from January 1978 until November 1983 he also held the office of President. He served as the Company's Chief Executive Officer and Chairman of the Board until December 2003, when he was named Executive Chairman of the Board. He is involved with many professional, business, community and educational institutions.

Stephanie Sonnabend	Age: 51; Director since January, 1996;
Chief Executive Officer and President, Sonesta International Hotels Corporation		252,750(4) (6.8%)

Ms. Sonnabend graduated from Harvard University in 1975 and The Sloan School of Management, MIT in 1979. She joined the company in 1979 and held various managerial positions including Vice President of Sales, Vice President of Marketing, and Executive Vice President. In January 1996, she became President of the Company, and, in December 2003, was named Chief Executive Officer and President. Ms. Sonnabend serves on the Board of Directors of Century Bancorp and Century Bank and Trust, and the Board of Trustees of New England Conservatory.
Jean C. Tempel	Age: 61; Director since September 1, 1995;
Managing Director, First Light Capital		10,000 (.27%)
Ms. Tempel is Managing Partner of First Light Capital, a venture capital group, formerly Special Limited Partner, TL Ventures (1996-1998); General Partner, TL Ventures (1994-1996); and President and Chief Operating Officer of Safeguard Scientifics, Inc., a public technology business incubator company (1991-1993). Ms. Temple holds Directorships at DB Scudder Mutual Funds (family of mutual funds), Aberdeen Group (technology research), United Way of Massachusetts Bay, and The Commonwealth Institute. Ms. Temple is a Trustee of Connecticut College, as well as Vice Chair of the Board and Chair of the Finance Committee. She is also a Trustee of Northeastern University, and Chair of the Funds and Endowment Committee.

(1)
Shares are considered beneficially owned for the purposes of this Proxy Statement if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within sixty (60) days.

(2)
As of April 1, 2004 the nominees listed in the table above beneficially owned an aggregate of 1,099,220 shares of the Company's Common Stock, representing 30% of that class of equity securities.

(3)
Roger, Paul and Stephen Sonnabend (an officer of the Company) are brothers. Stephanie Sonnabend is the daughter of Roger P. Sonnabend, and Peter J. Sonnabend is the son of Paul Sonnabend.

(4)
By virtue of his or her stock ownership interest and position with the Company, he or she may be deemed to control the Company (or be in common control with other stockholders of the Company) within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(5)
Of these shares, 61,000 are held as a trustee of trusts for the benefit of Paul Sonnabend's children and grandchildren.

INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
AND CERTAIN OF ITS COMMITTEES

Determination of Independence

        The Company's stock is listed on the NASDAQ Stock Market under the symbol SNSTA. Under current NASDAQ rules, a Director of the Company qualifies as "independent" only if he or she is not an officer or employee of the Company or its subsidiaries and, in the opinion of the Company's Board of Directors, he or she does not have any other relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Directors will not be independent if they meet certain categorical standards in the NASDAQ rules. In evaluating potentially material relationships, the Company's Board of Directors considers commercial, banking, legal, accounting, charitable and familial relationships, among others. The Company's Board of Directors has determined that none of Messrs. Alden, Abrams, Bower and Clark, nor Ms. Tempel, has a material relationship with the Company, and each of these Directors is "independent" under NASDAQ rules and Securities and Exchange Commission rules and regulations.

Nominating Committee and Director Candidates

        The Company's Board of Directors has a Nominating Committee consisting of Messrs. Bower, Alden, and Clark, all of whom are independent Directors. Mr. Bower serves as Chairman of this Committee. The functions of this Committee include consideration of the composition of the Board of Directors and recommendation of individuals for election as Directors of the Company.

        The Company's stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees the Board of Directors recommends to the Company's stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the Board of Directors determines to nominate a stockholder recommended candidate and recommends his or her election as a Director by the stockholders, the name will be included in our proxy card for the Annual Meeting of Stockholders at which his or her election is recommended.

        Stockholders may recommend individuals for the Nominating Committee to consider as potential Director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company's stock for at least a year as of the date such recommendation is made to the "Sonesta Nominating Committee" c/o Office of the Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116. The Nominating Committee will consider a proposed Director candidate only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating Committee and the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members.

        In evaluating a candidate's experience and skills, the Nominating Committee may also consider qualities such as an understanding of the hotel industry, marketing, finance, regulation and public policy and international issues. In evaluating a candidate's independence, the Nominating Committee will consider the applicable independence standards of the NASDAQ Stock Market and such other factors as the Committee deems appropriate. The Nominating Committee will evaluate each Director candidate in the context of the perceived needs of the Board of Directors and the best interests of the Company and its stockholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow The Company's Board of Directors to fulfill its responsibilities.

Audit Committee

        The Company's Board of Directors has an Audit Committee consisting of Messrs. Abrams, Alden, Bower and Clark, all of whom are independent Directors. Mr. Clark serves as Chairman of this Committee, which meets periodically with the Company's management and independent public accountants to assure that they are carrying out their responsibilities. Attached to this Proxy as "Appendix A" is a copy of the Audit Committee Charter adopted by the Company's Board of Directors in May 2000.

Executive Committee

        The Company's Board of Directors has an Executive Committee consisting of Messrs. Bower, Paul Sonnabend, Roger P. Sonnabend, and Ms. Tempel. Mr. Paul Sonnabend serves as Chairman of this Committee. The Committee has the authority, except as proscribed by law, to exercise the powers of the Directors in the management of the business affairs and property of the Company during the intervals between the meetings of the Board of Directors.

Compensation Committee

        The Company's Board of Directors has a Compensation Committee consisting of Messrs. Alden and Bower and Ms. Tempel, all of whom are independent Directors. Mr. Bower serves as Chairman of this Committee, which meets periodically to review and consider the appropriateness of the compensation of the Company's management.

Communications from Stockholders and Other Interested Parties

        The Company's Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

        Stockholders who wish to communicate with the Company's entire Board of Directors may do so by writing to Peter J. Sonnabend, Chief Executive Officer and Vice Chairman, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116. Stockholders who wish to communicate with individual Directors, should address their communications to Karen K. Pettiford, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116. All such communications will be forwarded by the Secretary directly to the person or persons for whom they are intended, as identified in the relevant communication.

Directors' Attendance and Fees

        Directors who are not salaried employees of the Company receive annual compensation of $12,000, plus an attendance fee of $600 per meeting.

        During 2003 there were five meetings of the Board of Directors, two meetings of the Compensation Committee, and two meetings of the Audit Committee. The Executive Committee did not meet during 2003. Each of the nominees attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which such Directors served during 2003.

Executive Compensation

        Set forth below is the compensation paid and/or accrued by the Company, including its subsidiaries, for services in all capacities for the last three completed fiscal years to or for the benefit of the Chief Executive Officer and each of its four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000. The Company has no equity based compensation plans.

Summary Compensation Table

Annual Compensation
Name & Principal Position	Year	Salary	Bonus *
Roger P. Sonnabend Executive Chairman of the Board (as of December 2003)	2003 2002 2001	$418,374 418,374 410,328	$0 19,833 0
Paul Sonnabend Chairman of Executive Committee & Executive Vice President	2003 2002 2001	$396,158 396,158 388,540	$0 18,780 0
Felix Madera Vice President, International	2003 2002 2001	$384,732 367,200 374,400	$0 17,749 0
Hans U. Wandfluh Vice President	2003 2002 2001	$287,370 279,000 279,000	$18,805 61,870 57,024
Jacqueline Sonnabend Executive Vice President	2003 2002 2001	$324,450 310,759 313,183	$0 14,933 0
Peter J. Sonnabend Chief Executive Officer (as of December 2003) and Vice Chairman	2003 2002 2001	$324,450 308,942 315,000	$0 14,933 0
Stephanie Sonnabend Chief Executive Officer (as of December 2003) and President	2003 2002 2001	$324,450 308,942 315,000	$0 14,933 0

*
These bonuses were paid under the Company's incentive compensation plan (see p. 9)

Agreements with Executives

        The Company entered into Restated Employment Agreements with Roger P. Sonnabend, Paul Sonnabend, and Stephen Sonnabend, effective as of January 1, 1992, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), which replaced Restated Employment Agreements dated January 1, 1984, at annual base salaries of at least $418,374, $396,158, and $280,395, respectively. The current terms ended December 31, 2002, but automatically renew for successive one year terms unless terminated by either party. Upon the death of any of such executives, the Company has undertaken to continue payments to their respective "Beneficiary" (as defined in each Agreement) in an amount equal to fifty percent (50%) of the applicable base salary as of the date of death, for a period of four years following death. Under separate agreements, dated December 31, 1991, and amended and updated in November 1995 (Paul) and March 1996 (Roger, Stephen), the Company has agreed that in the event of the permanent and total disability of Roger P. Sonnabend, Paul Sonnabend or Stephen Sonnabend while in the employ of the Company, the Company will continue payments to such executive in an amount equal to fifty percent (50%) of the applicable base salary at the date of disability, for a period of four years following the disability; and if death occurs during disability, for the balance of the four-year period, to the executive's spouse, estate or other designated beneficiary.

Incentive Compensation Plan

        The Company has an incentive compensation plan under which pre-tax profit thresholds are established at the beginning of each year for certain of its hotels. Once the profit threshold is reached at a hotel, key employees of that hotel are entitled to receive a cash bonus equal to 3% of their annual salary, and 10% of any profits in excess of the threshold are shared proportionally by the same group. Additionally, key employees of each hotel may receive a bonus of up to two percentage points based on an evaluation of that hotel's performance in the areas of personal service and hotel physical appearance. The total incentive bonus paid out during each year is capped at 25% of base salary. Executive office key employees, including officers of the Company, are entitled to receive incentive payments equal to that percentage of their respective salaries which equals the average (as a percentage of salaries) of all incentive payments made to certain hotel key employees as a group.

        Because of reduced business levels experienced by the Company since 2001, revisions were made to the incentive compensation plan that was put in place for 2002 and 2003, and which will remain in effect for 2004. Under the revised plan, thresholds were established, as usual, but the base bonus amounts, and the percentage participation in excess profits, have been reduced. Generally, the maximum incentive bonus can only be achieved if hotels return to 2000 levels of profitability. In addition, the executive office key employees' bonus participation was reduced to 50% of the average of all incentive payments made to certain hotel key employees as a group. The aforementioned changes reduced annual incentive compensation expense from an average of approximately $1,600,000 for the years 1998, 1999 and 2000 to an average of approximately $420,000 during the years 2001, 2002 and 2003. No incentive bonuses were paid to executive office key employees for the year 2003.

Pension Plan

        The Company has an I.R.S. qualified defined benefit pension plan which covers all non-union salaried employees at its executive offices and its hotels in Boston (Cambridge), Key Biscayne and New Orleans, and certain of its managed hotels. All officers and Directors who are full-time employees of the Company are covered under this plan. Benefits under the plan are based on the average compensation for the highest sixty consecutive months of service during employment, reduced proportionately for each year of service less than twenty-seven (full service period). The plan provides for integration with 50% of the primary Social Security benefit, reduced proportionately for each year of service less than twenty-seven. It provides for a normal retirement age of 65 and an early retirement age of 55 with five years of service. Benefits become vested at normal retirement age or upon the completion of five years of service and attaining the age of 21. Thus, the Company is unable to ascertain the benefits which may accrue to its Directors and/or officers since the benefits are based on variable factors.

        The following table sets forth a range of estimated annual retirement benefits under the plan upon retirement at age 65.

PENSION PLAN TABLE

	Years of Service
Average Annual Compensation for Highest Sixty Consecutive Months
	15	20	25	30*	35*
$125,000	$28,919	$38,559	$48,198	$52,054	$52,054
$150,000	$35,863	$47,818	$59,772	$64,554	$64,554
$175,000	$42,808	$57,077	$71,346	$77,054	$77,054
$200,000	$49,752	$66,336	$82,920	$89,554	$89,554
$225,000	$56,697	$75,596	$94,494	$102,054	$102,054
$250,000	$63,641	$84,855	$106,068	$114,554	$114,554
$300,000	$77,530	$103,374	$129,217	$139,544	$139,544
$350,000	$91,419	$121,892	$152,365	$160,000	$160,000
$400,000	$105,308	$140,411	$160,000	$160,000	$160,000
$450,000	$119,197	$158,929	$160,000	$160,000	$160,000
$500,000	$133,086	$160,000	$160,000	$160,000	$160,000

*
The maximum benefit under the Company's Pension Plan is based on 27 years of service.

        The above benefits are calculated on a single-life annuity basis and after deducting a portion of Social Security benefits, as described above.

        For 2003 the maximum benefit allowable under the Employee Retirement Income Security Act of 1974 is $160,000.

        Both Roger and Paul Sonnabend have the maximum number of years of credited service under the pension plan (27 years). Of the other individuals named in the Summary Compensation Table on page 8, Hans U. Wandfluh has 25 years of credited service, Jacqueline Sonnabend has 20 years of credited service, Peter J. Sonnabend has 17 years of credited service, and Stephanie Sonnabend has 25 years of credited service.

Compensation Committee Report on Executive Compensation

        Compensation for Company executives has, for many years, been based primarily on base salary and the Company's cash incentive bonus program. The Compensation Committee, which is comprised solely of non-management directors, considers several factors in reviewing, approving and administering executive compensation, including job responsibilities, job performance, the compensation paid to executives holding similar positions in other companies of comparable size and complexity to the Company, the performance and financial condition of the Company, factors unique to the Company, and changes in the cost of living.

        In December 2002, the Compensation Committee met to set the base salaries to be paid to the chief executive officer and the executives named in the Summary Compensation Table, and the profit thresholds regarding the Company's Incentive Compensation Plan, for 2003. The Committee considered the inherent challenges of operating an international hotel company in a travel environment still affected by the impact of September 11, 2001, turmoil in Afghanistan, and the threat of war in Iraq. Also considered was the fact that no salary increase had been approved for the prior year (in fact, all executive officers had been required, in 2002, to take one week of unpaid leave). Based on these factors, the Committee, on management's recommendation, approved a three percent (3%) base salary increase for all executive officers of the Company—excluding the chief executive officer, the chairman of the executive committee, and senior vice president, who for the seventh consecutive year received no increase in base salary.

        The second component of executive compensation relates to annual bonuses which were earned by the chief executive officer as well as all other executive and key officers of the Company under the Company's Incentive Compensation Plan. The chief executive officer(s) and the other named executive officers earn bonuses under this plan based on the average (as a percentage of salaries) of all incentive payments made to certain key hotel employees under the plan based on performance objectives established by management and approved by the Compensation Committee at the beginning of each year for certain of the Company's hotels. The Company's Incentive Compensation Plan is described in more detail under "Incentive Compensation Plan" contained elsewhere in this Proxy Statement.

        The Company has not maintained a stock option plan for several years and none of the executive officers named in the Summary Compensation Table presently hold any stock options. Stock options have not been deemed a necessary part of the Company's compensation program due in part to the fact that five of the six named executive officers are beneficial owners of a significant number of shares of the Company's capital stock.

        Submitted by the Compensation Committee.

        Vernon R. Alden, Joseph L. Bower, Chairman, and Jean C. Tempel

Performance Graph

        The following graph compares the annual percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) and the NASDAQ Hotels and Motels for the five-year period commencing December 31, 1998 and ending December 31, 2003.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Sonesta International Hotels Corporation

Produced on 03/16/2004 including data to 12/31/2003

        Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. ©Copyright 2004

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company's Board of Directors consisted of Vernon R. Alden, Joseph L. Bower, and Jean C. Tempel throughout 2003. No member of the Compensation Committee is an employee of the Company or its subsidiaries.

Certain Relationships/Transactions

        The Company has purchased artwork for its hotels and executive offices from Obelisk Gallery, Inc., a corporation owned by Mrs. Roger Sonnabend. Purchases for artwork for the Company from January 1, 2003 through March 1, 2004, totaled $11,414. In addition, the Company purchased artwork from Obelisk Gallery, Inc. for hotels operated under management agreements. These purchases, which are charged to the individual properties, totaled $121,300 during the period from January 1, 2003 through March 1, 2004. The Company believes that the prices paid for such artwork are at least as favorable to the Company as would have been obtained from unrelated parties.

        The Company has extended loans to certain employees. The following persons were indebted to the Company in excess of $60,000 during the period January 1, 2003 through March 1, 2004: Jacqueline Sonnabend, Executive Vice President, owed up to $138,338, and was indebted in the amount of $128,151 as of March 1, 2004; Peter J. Sonnabend, Chief Executive Officer and Vice Chairman, owed up to $61,185, and was indebted in the amount of $56,781 as of March 1, 2004. Both such loans accrue interest at Prime plus one percentage point. These loans pre-date recent legislation prohibiting such loans.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of April 1, 2004 with respect to the Company's officers listed in "Summary Compensation Table" above, the Company's executive officers and Directors as a group, and persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Ownership information for individual Directors appears on pages  to  .

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Alan M. Sonnabend c/o Sonesta Beach Resort 350 Ocean Drive Key Biscayne, FL 33149	291,000		7.9%
Jacqueline Sonnabend 116 Huntington Avenue Boston, MA 02116	235,550		6.4%
Paul Sonnabend 116 Huntington Avenue Boston, MA 02116	338,584		9.2%
Peter J. Sonnabend 116 Huntington Avenue Boston, MA 02116	220,224		5.9%
Roger P. Sonnabend 116 Huntington Avenue Boston, MA 02116	268,370		7.2%
Stephanie Sonnabend 116 Huntington Avenue Boston, MA 02116	252,750		6.8%
Stephen Sonnabend 116 Huntington Avenue Boston, MA 02116	258,620	(2)	7.0%
Felix Madera	4,000		..11%
Hans U. Wandfluh	8,000		..21%
All executive officers and Directors as a group (16) persons including those noted above	1,673,190		45%

(1)
See note 1 on page 5.

(2)
Includes 86,372 shares held in the name of KWEP Company, a nominee partnership that holds stock in the Company owned by the children of Stephen Sonnabend.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission, initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports with the period specified by the instructions to the reporting forms. To our knowledge based upon a review of the Section 16(a) reports furnished to us and the written representation of officers and Directors, all these filing requirements were satisfied by our Directors and officers for the fiscal year ending December 31, 2003.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and the matters required to be discussed in Statement on Audit Standards No. 61, "Communications With Audit Committees," and considered the compatibility of nonaudit services with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during 2003, and has held one meeting to date in 2004.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also approved, subject to stockholder ratification, the selection of the Company's independent auditors for 2004.

                      Submitted by the Audit Committee.
                      Vernon R. Alden, George S. Abrams,
                      Joseph L. Bower, and Charles J. Clark, Chairman

April 12, 2004

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The persons named in the accompanying Proxy intend, unless otherwise instructed, to vote shares for Ernst & Young LLP as independent auditors for the Company for the year 2004. The appointment of this firm has been made by the Audit Committee of the Board of Directors of the Company, subject to stockholder ratification. Until 1979, Arthur Young & Company, which merged with Ernst & Whinney during 1989 to form Ernst & Young LLP, had acted as independent auditors for the Company for many years and was reappointed in 1985.

        Ernst & Young LLP is an internationally recognized firm of independent auditors. This firm has considerable experience in the hotel industry and has offices in almost all locations in which the Company operates. In the opinion of the Audit Committee of the Board of Directors of the Company, Ernst & Young LLP is fully qualified to act as independent auditors for the Company.

        The Audit Committee has previously reviewed and approved the scope of the annual audit by the Company's independent public accountants. The Committee also reviews all services and fees at the end of each annual audit. Fees paid to Ernst & Young LLP for the last two fiscal years were:

	FY 2002	FY 2003
Audit Fees	$142,500	$165,650
Audit-Related Fees	38,400	13,000
Tax Fees	18,690	—

Subtotal	199,590	178,650
All Other Fees	—	—

Ernst & Young LLP Total Fees	$199,590	$178,650

        In 2003, all services for which the Company engaged its independent auditors were pre-approved by the Audit Committee. The Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because they determined that Ernst & Young's providing these services would not compromise its independence (and that its familiarity with the Company's record keeping and accounting systems would permit them to provide these services with equal or higher quality, quicker and at a lower cost that the Company could obtain these services from other providers.)

        A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement and will to be available to respond to stockholders' questions.

STOCKHOLDER PROPOSALS

        Proposals that stockholders intend to present at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934 and must be received at the principal executive offices of the Company, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116 not later than February 26, 2005.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that unless stockholders give contrary instructions, only one copy of the Company's proxy statement or annual report may be sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to a stockholder if he or she calls or writes to the Company at the following address or telephone number: Karen K. Pettiford, Secretary, Sonesta International Hotels Corporation, 116 Huntington Avenue, Floor 9, Boston, Massachusetts 02116; (617) 421-5450. If a stockholder wants to receive separate copies of the Company's proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, he or she should contact his or her bank, broker or other record holder, or he or she may contact the Company at the above address or telephone number.

MISCELLANEOUS

        The Board of Directors does not know of any matters, other than those discussed in this Proxy Statement, which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                      By Order of the Board of Directors
                       KAREN K. PETTIFORD
                                   Secretary

Dated: April 12, 2004

        The Board of Directors hopes that all stockholders will attend the Meeting. In the meantime, you are requested to execute the accompanying Proxy and return it in the enclosed envelope. Stockholders who attend the Meeting may vote their stock personally even though they have sent in their Proxies.

APPENDIX A

Audit Committee Charter

Organization

        The Audit Committee of the Board of Directors shall be comprised of at least three Directors who are independent of Management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company. All Audit Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

        The Audit Committee shall provide assistance to the Directors in fulfilling their responsibilities to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, and the financial management of the Company.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate.

  •
  Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company, including its divisions and subsidiaries.

  •
  Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  •
  Review and concur with Management's appointment, termination, or replacement of the officer responsible for directing the Company's internal audits.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed annual audit and quarterly reviews, the procedures to be utilized, and the adequacy of the independent auditor's compensation. At the conclusion of each such audit or review, the Audit Committee will review its findings, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors, the Company's internal audt function, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

  •
  Inquire of Management, the person(s) who direct the Company's internal audit, and the independent auditors about significant risks or exposures and assess the steps Management has taken to minimize such risks to the Company.

  •
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Review the quarterly financial statements with financial Management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The Chair of the Committee may represent the entire Committee for purposes of this review.

  •
  Review the financial statements contained in the Annual Report to Shareholders with Management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial Management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  •
  Provide sufficient opportunity for the person(s) directing the internal audit and the independent auditors to meet with the members of the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  •
  Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Financial Standards Board Standard No. 1, Independent Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  •
  Review any required report of the Audit Committee in the Annual Report to Shareholders and/or the Annual Report on Form 10-K disclosing whether or not the Committee reviewed and discussed with Management and the independent auditors, as well as discussed within the Committee (without Management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Review the Company's disclosure in the Proxy Statement for its Annual Meeting of Shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Annual Report to Shareholders or the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

PROXY

SONESTA INTERNATIONAL HOTELS CORPORATION

PROXY For Annual Meeting of Stockholders - May 10, 2004
To be held at Sonesta's Corporate Office
116 Huntington Avenue, Floor 9, Boston, Massachusetts
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation, hereby constitutes and appoints BOY A.J. VAN RIEL and KAREN K. PETTIFORD and each of them, the true and lawful attorneys and proxies of the undersigned with power of substitution in each of them and their respective substitute(s), for and in the name of the undersigned to vote the COMMON STOCK which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sonesta International Hotels Corporation, to be held on May 10, 2004 at 9:00 A.M., and at any adjournment(s) thereof, to the same extent and with all powers which the undersigned would possess if personally present. A majority of such attorneys and proxies or their substitute(s), or if only one be present and acting at such meeting, then that one, shall have and may exercise all of the powers of all of said attorneys and proxies. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith, each dated April 12, 2004.

(Continued and to be SIGNED on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

SONESTA INTERNATIONAL HOTELS CORPORATION

May 10, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS.
NOMINEES:
	☐	FOR ALL NOMINEES	o o o	G. Abrams V. Alden J. Bower
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	C. Clark Paul Sonnabend P.J. Sonnabend
	☐	FOR ALL EXCEPT (See instructions below)	o o o	R. Sonnabend S. Sonnabend J. Tempel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as independent accountants of the Company for the year 2004.	☐	☐	☐
3.	Upon such other business as may properly come before the meeting or any adjournment(s) thereof.	☐	☐	☐
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND NO. 2.
PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT
ELECTION OF DIRECTORS
INFORMATION RELATIVE TO THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES
PRINCIPAL STOCKHOLDERS
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
MISCELLANEOUS
APPENDIX A